1 Industrial Logistics Properties Trust Fourth Quarter 2023 Financial Results and Supplemental Information February 20, 2024 Exhibit 99.2 158 West Yard Road Feura Bush, NY 354,000 Square Feet ILPT Ownership 100%

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

Industrial Logistics Properties Trust Announces Fourth Quarter 2023 Financial Results 4
Fourth Quarter 2023 Highlights 5

FINANCIALS

Key Financial Data 7
Consolidated Statements of Income (Loss) 8
Consolidated Balance Sheets 9
Debt Summary 10
Debt Maturity Schedule (at Initial Maturity) 11
Leverage and Coverage Ratios 12
Capital Expenditures Summary 13
Property Acquisitions and Dispositions 14

PORTFOLIO INFORMATION

Same Property Results 16
Occupancy and Leasing Summary 17
Tenant Credit Characteristics and Concentration 18
Portfolio Lease Expiration and Reset Schedules 19
Key Financial Data by Investment Portfolio 20

JOINT VENTURES

Consolidated Joint Venture - Mountain Industrial REIT LLC 22
Consolidated Joint Venture - Financial Information .... 23 - 25
Unconsolidated Joint Venture - The Industrial Fund REIT LLC 26

APPENDIX

Company Profile and Research Coverage 28
Governance Information 29
Calculation and Reconciliation of NOI and Cash Basis NOI 30
Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 31
Calculation of EBITDA, EBITDAre and Adjusted EBITDAre 32
Calculation of FFO, Normalized FFO and CAD .... 33 - 34
Non-GAAP Financial Measures and Certain Definitions .... 35 - 37
WARNING CONCERNING FORWARD-LOOKING STATEMENTS 38

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Stephen Colbert, Director
(617) 231-3223
scolbert@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.



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Q4 2023 2

3Q4 2023RETURN TO TABLE OF CONTENTS Quarterly Results

4Q4 2023RETURN TO TABLE OF CONTENTS "We finished the year with strong demand for our high quality portfolio, consistent with the trends we saw throughout the year. During the fourth quarter, we completed over one and a half million square feet of leasing, including rent resets, at weighted average rental rates that were 19.7% higher than prior rents for the same space. As we look ahead to 2024, we remain focused on our ability to realize organic cash flow growth, and the corresponding positive impact to our earnings, through mark-to-market opportunities, tenant retention and operating expense reductions. Simultaneously, we will continue to evaluate opportunities to reduce our leverage and build liquidity." Yael Duffy President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES FOURTH QUARTER 2023 FINANCIAL RESULTS Newton, MA (February 20, 2024): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended December 31, 2023. Dividend On January 11, 2024, ILPT declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 22, 2024, and paid this distribution on February 15, 2024. Conference Call A conference call to discuss ILPT's fourth quarter results will be held on Wednesday, February 21, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 8829263. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties. As of December 31, 2023, ILPT’s portfolio consisted of 411 properties containing approximately 60 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of December 31, 2023 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of December 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q4 2023RETURN TO TABLE OF CONTENTS Portfolio Update • Executed 1,534,000 square feet of total leasing, including rent resets, at weighted average rental rates that were 19.7% higher than prior rents for the same space, to achieve total year to date leasing in 2023 of 5,402,000 square feet. • Lease renewals accounted for approximately 80% of leasing activity, which highlights strong tenant retention and continued demand for ILPT's high quality warehouse and distribution properties. • Stable cash flows from a portfolio with 77% of annualized rental revenues generated from investment grade tenants, or their subsidiaries, and Hawaii land leases, and a weighted average lease term (by annualized rental revenues) of 8.1 years. Financial Results • Net loss attributable to common shareholders was $31.2 million, or $0.48 per diluted share. • Normalized FFO attributable to common shareholders was $8.1 million, or $0.12 per diluted share. • Adjusted EBITDAre increased by 4.9% to $83.1 million compared to the fourth quarter of 2022. • Same property NOI and same property Cash Basis NOI increased by 3.3% and 4.5%, respectively, compared to the prior year. Disposition Activities • Sold one property located in Asheville, NC for $4.3 million, excluding closing costs. • Sold one property located in Mesquite, TX for $20.9 million, excluding closing costs. • Proceeds from the sale of properties were retained to preserve liquidity. Fourth Quarter 2023 Highlights (As of and for the three months ended December 31, 2023, unless otherwise noted)

6Q4 2023RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Selected Income Statement Data:					
Rental income	$ 108,895	$ 110,142	$ 108,043	$ 110,258	$ 106,339
Net loss	$ (41,402)	$ (36,191)	$ (36,580)	$ (35,546)	$ (41,759)
Net loss attributable to common shareholders	$ (31,240)	$ (26,112)	$ (25,828)	$ (24,809)	$ (31,043)
NOI	$ 84,887	$ 85,309	$ 84,424	$ 84,473	$ 83,598
Cash Basis NOI	$ 81,453	$ 81,643	$ 80,827	$ 80,441	$ 79,931
Adjusted EBITDAre	$ 83,072	$ 83,194	$ 81,331	$ 80,712	$ 79,213
FFO attributable to common shareholders	$ 7,799	$ 7,945	$ 7,375	$ 7,916	$ 5,440
Normalized FFO attributable to common shareholders	$ 8,086	$ 7,945	$ 7,594	$ 7,916	$ 5,440
CAD attributable to common shareholders	$ 8,948	$ 10,505	$ 9,803	$ 10,182	$ 4,748
Rolling four quarter CAD attributable to common shareholders	$ 39,438	$ 35,238	$ 33,023	$ 42,701	$ 55,675
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.48)	$ (0.40)	$ (0.40)	$ (0.38)	$ (0.48)
FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.11	$ 0.12	$ 0.08
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.08
CAD attributable to common shareholders	$ 0.14	$ 0.16	$ 0.15	$ 0.16	$ 0.07
Rolling four quarter CAD attributable to common shareholders	$ 0.60	$ 0.54	$ 0.51	$ 0.65	$ 0.85
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	0.9%	1.4%	1.2%	1.3%	1.2%
Annualized Normalized FFO attributable to common shareholders payout ratio	8.3%	8.3%	8.3%	8.3%	12.5%
CAD attributable to common shareholders payout ratio	7.1%	6.3%	6.7%	6.3%	14.3%
Rolling four quarter CAD attributable to common shareholders payout ratio	6.7%	7.4%	7.8%	6.2%	4.7%
Selected Balance Sheet Data:					
Total gross assets	$ 5,961,129	$ 6,000,494	$ 5,997,715	$ 5,939,557	$ 5,949,633
Total assets	$ 5,563,675	$ 5,634,315	$ 5,662,080	$ 5,634,976	$ 5,676,166
Total liabilities	$ 4,401,896	$ 4,416,177	$ 4,400,791	$ 4,348,801	$ 4,345,395
Total equity	$ 1,161,779	$ 1,218,138	$ 1,261,289	$ 1,286,175	$ 1,330,771

	As of 12/31/2023
Capitalization:	
Total common shares	65,843,387
Closing price	$ 4.70
Equity market capitalization	$ 309,464
Debt	4,325,944
Total market capitalization	$ 4,635,408
Liquidity:	
Cash and cash equivalents	112,341
Total liquidity	$ 112,341

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Q4 2023 7

Consolidated Statements of Income (Loss)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except percentage data and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Rental income	$ 108,895	$ 106,339	$ 437,338	$ 388,151
Expenses:				
Real estate taxes	13,560	14,164	60,053	50,624
Other operating expenses	10,448	8,577	38,192	30,855
Depreciation and amortization	44,450	46,886	178,728	160,982
General and administrative	7,414	7,981	31,164	32,877
Acquisition and other transaction related costs	287	–	287	586
(Recovery) loss on impairment of real estate [(1)]	(98)	–	156	100,747
Total expenses	76,061	77,608	308,580	376,671
Interest and other income	2,571	763	7,911	2,663
Interest expense	(72,979)	(71,765)	(288,537)	(280,051)
Gain (loss) on sale of real estate	2,684	–	1,710	(10)
Loss on equity securities	–	–	–	(5,758)
Loss on early extinguishment of debt	–	–	(359)	(22,198)
Loss before income taxes and equity in earnings of unconsolidated joint venture	(34,890)	(42,271)	(150,517)	(293,874)
Income tax benefit (expense)	9	68	(104)	(45)
Equity in (losses) earnings of unconsolidated joint venture	(6,521)	444	902	7,078
Net loss	(41,402)	(41,759)	(149,719)	(286,841)
Net loss attributable to noncontrolling interest	10,162	10,716	41,730	60,118
Net loss attributable to common shareholders	$ (31,240)	$ (31,043)	$ (107,989)	$ (226,723)
Weighted average common shares outstanding (basic and diluted)	65,551	65,307	65,430	65,248
Net loss per share attributable to common shareholders (basic and diluted)	$ (0.48)	$ (0.48)	$ (1.65)	$ (3.47)


5005 Samuell Blvd.
Mesquite, TX
351,874 Square Feet
ILPT Ownership: 61%

(1) During the fourth quarter of 2023, ILPT reversed estimated selling costs for one property that was previously classified as held for sale and subsequently reclassified to held and used.

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Q4 2023 8

9Q4 2023RETURN TO TABLE OF CONTENTS Consolidated Balance Sheets December 31, 2023 2022 ASSETS Real estate properties $ 5,169,552 $ 5,176,108 Accumulated depreciation (397,454) (273,467) Total real estate properties, net 4,772,098 4,902,641 Investment in unconsolidated joint venture 115,360 124,358 Acquired real estate leases, net 243,521 297,445 Cash and cash equivalents 112,341 48,261 Restricted cash 133,382 92,519 Rents receivable 119,170 107,011 Other assets, net 67,803 103,931 Total assets $ 5,563,675 $ 5,676,166 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,305,941 $ 4,244,501 Accounts payable and other liabilities 72,455 73,547 Assumed real estate lease obligations, net 18,534 22,523 Due to related persons 4,966 4,824 Total liabilities 4,401,896 4,345,395 Commitments and contingencies Equity attributable to common shareholders 669,954 790,724 Noncontrolling interest 491,825 540,047 Total equity 1,161,779 1,330,771 Total liabilities and equity $ 5,563,675 $ 5,676,166 (dollars in thousands, except per share data) 246 Glasson Drive Corpus Christi, TX 46,253 Square Feet ILPT Ownership: 61%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2023

(dollars in thousands)

Entity	Type	Secured By	Interest Rate [(1)]	Principal Balance [(2)]	Maturity Date	Years to Maturity
ILPT	Floating rate - interest only [(3)]	69 mainland and 35 Hawaii properties	6.18%	$ 1,235,000	10/09/2024	0.8
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	650,000	02/07/2029	5.1
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	03/09/2032	8.2
Mountain JV	Floating rate - interest only [(4)]	82 mainland properties	6.17%	1,400,000	03/09/2024	0.2
Mountain JV	Fixed rate - interest only	Four mainland properties	6.25%	91,000	06/10/2030	6.4
Mountain JV	Fixed rate - amortizing	One mainland property	3.67%	11,380	05/01/2031	7.3
Mountain JV	Fixed rate - amortizing	One mainland property	4.14%	12,916	07/01/2032	8.5
Mountain JV	Fixed rate - amortizing	One mainland property	4.02%	28,622	10/01/2033	9.8
Mountain JV	Fixed rate - amortizing	One mainland property	4.13%	40,019	11/01/2033	9.8
Mountain JV	Fixed rate - amortizing	One mainland property	3.10%	24,433	06/01/2035	11.4
Mountain JV	Fixed rate - amortizing	One mainland property	2.95%	39,411	01/01/2036	12.0
Mountain JV	Fixed rate - amortizing	One mainland property	4.27%	43,850	11/01/2037	13.8
Mountain JV	Fixed rate - amortizing	One mainland property	3.25%	49,313	01/01/2038	14.0
	Weighted average / total		5.47%	$ 4,325,944		3.2

(1) Interest rates reflect the impact of interest rate caps, as applicable.

(2) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of December 31, 2023, including unamortized debt issuance costs totaling $20,003, was $4,305,941.

(3) The $1,235,000 loan has an initial maturity date of October 9, 2024, with three, one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 3.93%. ILPT purchased an interest rate cap through October 2024 with a SOFR strike rate equal to 2.25%.

(4) The $1,400,000 loan has an original maturity date of March 9, 2024 with three, one year extension options, and requires that interest be paid at an annual rate of SOFR plus a premium of 2.77%. Mountain JV purchased an interest rate cap through March 2024 with a SOFR strike rate equal to 3.40%. As of February 20, 2024, Mountain JV intends to exercise its option to extend the maturity of this loan.

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Q4 2023 10

11Q4 2023RETURN TO TABLE OF CONTENTS (1) The $1,400.0 secured floating rate loan of Mountain JV matures in March 2024, subject to three, one year extension options. As of February 20, 2024, Mountain JV intends to exercise its option to extend the maturity of this loan. (2) The $1,235.0 secured floating rate loan matures in October 2024, subject to three, one year extension options. Debt Maturity Schedule (at Initial Maturity) (dollars in millions) As of December 31, 2023 Initial Maturity Date Pr in ci p al $1,235.0 $1,400.0 $18.1 $18.8 $19.5 $20.2 $21.0 $22.4 $20.5 $43.3 Secured fixed rate debt Secured floating rate debt of consolidated joint venture Secured floating rate debt 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034+ (2)(1) 1151 South Graham Road Greenwood, IN 615,284 Square Feet ILPT Ownership: 61% $113.6 $721.8$671.8

12Q4 2023RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Leverage Ratios: Net debt / total gross assets 68.4% 68.5% 68.8% 69.7% 69.7% Net debt / gross book value of real estate assets 71.3% 71.7% 72.2% 72.4% 72.6% Net debt / total market capitalization 88.0% 90.9% 90.6% 92.3% 92.1% Secured debt / total assets 77.8% 76.9% 76.6% 76.0% 75.6% Variable rate debt / net debt 64.6% 64.1% 63.9% 63.7% 63.5% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 12.3x 12.3x 12.7x 12.8x 13.1x Adjusted EBITDAre / interest expense 1.1x 1.1x 1.1x 1.1x 1.1x Leverage and Coverage Ratios 510 John Dodd Road Spartanburg, SC 1,015,740 Square Feet ILPT Ownership: 100%

13Q4 2023RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 12/31/2023 9/30/2023 6/30/2023 3/31/2023 12/31/2022 Tenant improvements and leasing costs $ 2,619 $ 1,241 $ 2,498 $ 2,040 $ 4,369 Building improvements 2,406 2,720 1,283 370 2,221 Recurring capital expenditures 5,025 3,961 3,781 2,410 6,590 Development, redevelopment and other activities 381 1,314 3,870 2,521 1,322 Total capital expenditures $ 5,406 $ 5,275 $ 7,651 $ 4,931 $ 7,912 Capital Expenditures Summary 2020 Joe B. Jackson Parkway Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

14Q4 2023RETURN TO TABLE OF CONTENTS Property Acquisitions and Dispositions Dispositions: Acquisitions: ILPT has not acquired any properties since January 1, 2023. Since January 1, 2023 (dollars and sq. ft. in thousands) Gross Gain (loss) on Number of Gross Gross Sales Price Sale of Date Sold Location Properties Sq. Ft. Sales Price (1) Per Sq. Ft. Real Estate March 2023 Everett, WA N/A 246 $ 270 $ 1.10 $ (974) December 2023 Mesquite, TX 1 211 20,890 99.00 118 December 2023 Asheville, NC 1 33 4,300 130.30 2,566 Total 2 490 $ 25,460 $ 51.96 $ 1,710 (1) Gross sale price is the gross contract price, adjusted for purchase price adjustments, if any, and excluding closing costs. 996 Paragon Way Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100%

15Q4 2023RETURN TO TABLE OF CONTENTS Portfolio Information

16Q4 2023RETURN TO TABLE OF CONTENTS 1509 Leestown Road Frankfort, KY 599,840 Square Feet ILPT Ownership: 61% (dollars and sq. ft. in thousands) As of and for the Three Months Ended As of and for the Year Ended 12/31/2023 12/31/2022 12/31/2023 12/31/2022 Properties 411 411 286 286 Square feet 59,951 59,951 33,980 33,980 Percent leased 98.8% 99.1% 98.7% 99.1% Rental income $ 108,895 $ 106,276 $ 226,921 $ 217,528 NOI $ 84,910 $ 83,558 $ 174,733 $ 169,131 NOI % change 1.6% 3.3% Cash Basis NOI $ 81,476 $ 79,891 $ 165,066 $ 157,948 Cash Basis NOI % change 2.0% 4.5% Same Property Results

Occupancy and Leasing Summary (1) (2)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023
Properties	411	413	413	413	413	411
Total sq. ft.	59,951	59,983	59,983	59,983	59,983	59,951
Percentage leased	98.8%	98.9%	99.1%	98.7%	99.1%	98.8%
Leasing Activity (Sq. Ft.):						
New leases	276	64	494	36	188	870
Renewals	1,220	694	1,091	1,107	1,145	4,112
Rent resets	38	–	382	–	36	420
Expirations	(1,563)	(857)	(1,363)	(1,370)	(1,382)	(5,153)
% Change in GAAP Rent:						
New leases	65.9%	(15.7%)	36.5%	51.4%	20.3%	33.9%
Renewals	16.2%	16.9%	25.5%	13.9%	17.8%	17.6%
Rent resets	28.0%	–%	29.9%	–%	33.2%	29.6%
Weighted average (by sq. ft.)	19.7%	13.5%	29.6%	15.1%	18.7%	20.5%
Leasing Costs and Concession Commitments:						
New leases	$ 1,528	$ 140	$ 2,920	$ 160	$ 782	$ 4,748
Renewals	2,122	1,301	975	1,777	4,248	6,175
Total	$ 3,650	$ 1,441	$ 3,895	$ 1,937	$ 5,030	$ 10,923
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 5.53	$ 2.21	$ 5.91	$ 4.44	$ 4.16	$ 5.46
Renewals	$ 1.74	$ 1.87	$ 0.89	$ 1.60	$ 3.71	$ 1.50
Weighted average	$ 2.44	$ 1.90	$ 2.46	$ 1.69	$ 3.77	$ 2.19
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	3.9	4.9	11.6	18.0	6.5	8.9
Renewals	7.3	4.0	7.7	8.6	8.2	7.2
Weighted average	6.7	4.1	8.9	8.9	8.0	7.5
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 1.41	$ 0.45	$ 0.51	$ 0.25	$ 0.64	$ 0.61
Renewals	$ 0.24	$ 0.47	$ 0.12	$ 0.19	$ 0.45	$ 0.21
Weighted average	$ 0.37	$ 0.46	$ 0.28	$ 0.19	$ 0.47	$ 0.29

(1) The leasing summary is based on leases entered into during the periods indicated.

(2) Excludes properties owned by ILPT's unconsolidated joint venture.

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Q4 2023 17

Tenant Credit Characteristics and Concentration

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2023

(dollars and sq. ft. in thousands)

Tenant Credit Characteristics	% of Total Annualized Rental Revenues
Investment grade rated	17.7%
Subsidiaries of investment grade rated parent entities	37.9%
Other leased Hawaii lands	21.3%
Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands	76.9%
Other unrated or non-investment grade	23.1%
	100.0%

Tenants with 1% or More of Total Annualized Rental Revenues	States	No. of Properties	Leased Sq. Ft.	% of Total Leased Sq. Ft.	% of Total Annualized Rental Revenues
1 FedEx Corporation / FedEx Ground Package System, Inc.	Various (34 States)	80	12,851	21.7%	29.7%
2 Amazon.com Services, Inc. / Amazon.com Services LLC	AL, IN, OK, SC, TN, VA	8	4,539	7.7%	6.7%
3 Home Depot U.S.A., Inc.	GA, HI	2	956	1.6%	2.1%
4 UPS Supply Chain Solutions, Inc.	NH, NY	3	794	1.3%	1.6%
5 American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.2%	1.5%
6 Restoration Hardware, Inc.	MD	1	1,195	2.0%	1.5%
7 Servco Pacific, Inc.	HI	7	629	1.1%	1.4%
8 Par Pacific Holdings Inc.	HI	3	3,148	5.3%	1.2%
9 TD SYNNEX Corporation	OH	2	939	1.6%	1.1%
10 Berkshire Hathaway Inc.	GA	1	832	1.4%	1.0%
		112	26,605	44.9%	47.8%


7409 Magi Drive
Hanahan, SC
91,776 Square Feet
ILPT Ownership: 100%

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Q4 2023 18

Portfolio Lease Expiration and Reset Schedules

As of December 31, 2023

(dollars and sq. ft. in thousands)

Year	No. of Leases	Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring	Annualized Rental Revenues Expiring	% of Total Annualized Rental Revenues Expiring	Cumulative % of Total Annualized Rental Revenues Expiring
2024	40	5,070	8.6%	8.6%	$ 24,239	5.6%	5.6%
2025	36	5,015	8.5%	17.1%	28,846	6.6%	12.2%
2026	31	4,128	7.0%	24.1%	28,571	6.6%	18.8%
2027	38	8,738	14.7%	38.8%	52,823	12.2%	31.0%
2028	42	6,165	10.4%	49.2%	45,765	10.5%	41.5%
Thereafter	204	30,133	50.8%	100.0%	254,255	58.5%	100.0%
Total	391	59,249	100.0%		$ 434,499	100.0%	
Weighted average remaining lease term (years)		7.0			8.1		

Scheduled Rent Resets at Hawaii Properties:	Total	2024	2025	2026	2027	2028	Thereafter
Reset sq. ft.	3,383	106	204	154	86	–	2,833
Percent [(1)]		0.6%	1.2%	0.9%	0.5%	–%	17.2%
Annualized rental revenues	$ 22,438	$ 814	$ 989	$ 1,315	$ 795	$ –	$ 18,525
Percent [(1)]		0.7%	0.8%	1.1%	0.7%	–%	15.3%


900 Commerce Parkway West Drive
Greenwood, IN
294,388 Square Feet
ILPT Ownership: 100%

(1) Percent based on Hawaii properties leased square feet and Hawaii properties annualized rental revenues, excluding leased square feet and annualized rental revenues attributable to mainland properties.

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Q4 2023 19

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended December 31, 2023					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Mainland	Hawaii	Total	REIT LLC [1]	Other [2]	Consolidated
Ownership %	100%	100%	100%	61%		
Properties	90	226	316	94	1	411
Sq. ft.	22,177	16,729	38,906	20,981	64	59,951
Occupancy %	98.6%	98.7%	98.6%	99.2%	100.0%	98.8%
Selected Balance Sheet Data:						
Total gross assets	$ 1,825,919	$ 719,862	$ 2,545,781	$ 3,169,951	$ 245,397	$ 5,961,129
Total debt (principal)	$ 1,722,070	$ 862,930	$ 2,585,000	$ 1,740,944	$ –	$ 4,325,944
Selected Income Statement Data:						
Rental income	$ 38,081	$ 30,841	$ 68,922	$ 39,642	$ 331	$ 108,895
Net (loss) income	$ (17,737)	$ 8,556	$ (9,181)	$ (26,042)	$ (6,179)	$ (41,402)
Net (loss) income attributable to common shareholders	$ (17,737)	$ 8,556	$ (9,181)	$ (15,886)	$ (6,173)	$ (31,240)
NOI	$ 29,485	$ 22,324	$ 51,809	$ 32,920	$ 158	$ 84,887
Cash Basis NOI	$ 29,116	$ 20,486	$ 49,602	$ 31,697	$ 154	$ 81,453
Adjusted EBITDAre	$ 27,137	$ 21,383	$ 48,520	$ 30,729	$ 3,823	$ 83,072
Normalized FFO attributable to common shareholders	$ (3,809)	$ 9,288	$ 5,479	$ 481	$ 2,126	$ 8,086
CAD attributable to common shareholders	$ (486)	$ 8,355	$ 7,869	$ (973)	$ 2,052	$ 8,948
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.4%	11.4%	7.8%	4.0%		5.5%
Net debt / annualized Adjusted EBITDAre	15.9x	10.1x	13.3x	13.1x		12.3x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	848	686	1,534	–	–	1,534
% change in GAAP rent (weighted average by sq. ft.):	20.4%	17.8%	19.7%	–	–	19.7%
Weighted average lease term by sq. ft. (years):	5.8	7.7	6.7	–	–	6.7

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% of the ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has a 67% ownership interest attributable to common shareholders; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.


Holland

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Q4 2023 20

21Q4 2023RETURN TO TABLE OF CONTENTS Joint Ventures

22Q4 2023RETURN TO TABLE OF CONTENTS GA: 12.1% OH: 10.9% TX: 10.2% IN: 8.3% NC: 5.9% FL: 5.0%MI: 4.6% NJ: 3.9% IL: 3.9% KS: 3.6% MS: 3.5% 16 Other States: 28.1% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Number of Leases Expiring 3 8 11 13 7 40 % of Total Annualized Rental Revenues Expiring 1.7% 8.3% 6.1% 13.3% 10.3% 60.3% A nn ua liz ed R ev en ue E xp ir in g 2024 2025 2026 2027 2028 Thereafter $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Lease Expiration Schedule As of December 31, 2023 Major Tenants % of Annualized Rental Tenant Revenues FedEx Corporation / FedEx Ground Package System, Inc. 57.2% Amazon.com Services, Inc. / Amazon.com Services LLC 7.0% Home Depot U.S.A., Inc. 3.7% Berkshire Hathaway Inc. 2.7% Techtronic Industries Company Limited 2.5% Ulta Beauty, Inc. 2.4% Autoneum Holding AG 2.4% DSV Solutions Holding A/S 1.5% Treehouse Foods, Inc. 1.4% Beam Suntory Inc. 1.3% Geographic Diversification (1) (1) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of December 31, 2023.

23Q4 2023RETURN TO TABLE OF CONTENTS Consolidated Joint Venture - Financial Information (1) (dollars and sq. ft. in thousands) ILPT Number of Number of Square Joint Venture Ownership Presentation Properties States Feet Mountain Industrial REIT LLC 61% Consolidated 94 27 20,981 (1) Amounts shown in the balance sheet reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information. (2) ILPT's proportionate share of the principal amount of debt balances based on its ownership percentage of Mountain JV as of December 31, 2023 is $1,061,976. None of the debt is recourse to ILPT, subject to certain limitations. As of December 31, 2023 December 31, 2023 2022 ASSETS Real estate properties $ 2,840,142 $ 2,836,538 Accumulated depreciation (143,757) (65,732) Total real estate properties, net 2,696,385 2,770,806 Acquired real estate leases, net 163,307 194,266 Cash, cash equivalents and restricted cash 131,159 87,659 Other assets, net 35,343 47,717 Total assets $ 3,026,194 $ 3,100,448 LIABILITIES Mortgage and notes payable, net (2) $ 1,736,426 $ 1,687,050 Other liabilities 37,954 38,347 Total liabilities $ 1,774,380 $ 1,725,397 Noncontrolling interest (39%) $ 488,012 $ 536,271

Consolidated Joint Venture - Financial Information (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except percentage data and per share data)

	Operating Information of the Consolidated Joint Venture (100%) [1]				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [2]			
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022	2023	2022	2023	2022
Mountain Industrial REIT LLC								
Rental income	$ 39,642	$ 41,129	$ 165,976	$ 134,562	$ 24,182	$ 25,088	$ 101,246	$ 82,083
Real estate taxes	3,135	4,932	21,482	15,477	1,912	3,009	13,103	9,441
Other operating expenses	3,587	3,108	12,958	9,727	2,188	1,896	7,904	5,933
Depreciation and amortization	26,831	28,630	108,751	98,485	16,367	17,464	66,339	60,076
General and administrative	3,767	3,755	15,910	13,512	2,298	2,291	9,705	8,242
Total expenses	37,320	40,425	159,101	137,201	22,765	24,660	97,051	83,692
Interest and other income	1,576	471	4,946	477	961	287	3,017	291
Interest expense	(29,937)	(28,670)	(117,583)	(151,830)	(18,262)	(17,489)	(71,726)	(92,616)
Loss on sale of real estate	–	–	(974)	–	–	–	(594)	–
Loss before income taxes	(26,039)	(27,495)	(106,736)	(153,992)	(15,884)	(16,774)	(65,108)	(93,934)
Loss on early extinguishment of debt	–	–	(359)	–	–	–	(219)	–
Income tax (expense) benefit	(3)	40	(76)	(26)	(2)	24	(46)	(16)
Net loss	$ (26,042)	$ (27,455)	$ (107,171)	$ (154,018)	$ (15,886)	$ (16,750)	$ (65,373)	$ (93,950)
Net loss	$ (26,042)	$ (27,455)	$ (107,171)	$ (154,018)	$ (15,886)	$ (16,750)	$ (65,373)	$ (93,950)
Plus: depreciation and amortization	26,831	28,630	108,751	98,485	16,367	17,464	66,339	60,076
Plus: loss on sale of real estate	–	–	974	–	–	–	594	–
Funds from Operations	789	1,175	2,554	(55,533)	481	714	1,560	(33,874)
Plus: loss on early extinguishment of debt	–	–	359	–	–	–	219	–
Plus: acquisition, transaction related and certain other financing costs [3]	–	–	–	72,766	–	–	–	44,387
Normalized Funds from Operations	$ 789	$ 1,175	$ 2,913	$ 17,233	$ 481	$ 714	$ 1,779	$ 10,513

(1) Amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) See page 36 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.

(3) Acquisition, transaction related and certain other financing costs for the year ended December 31, 2022 primarily include certain debt issuance costs recognized as interest expense related to the then existing bridge loan facility and other transaction related costs expensed under GAAP.

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Q4 2023 24

Consolidated Joint Venture - Financial Information (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except percentage data and per share data)

	Operating Information of the Consolidated Joint Venture (100%) (1)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (2)			
	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022	2023	2022	2023	2022
Mountain Industrial REIT LLC								
Normalized Funds from Operations	$ 789	$ 1,175	$ 2,913	$ 17,233	$ 481	$ 714	$ 1,779	$ 10,513
Plus: amortization of debt issuance costs	4,157	4,125	16,566	14,003	2,536	2,516	10,105	8,542
Minus: lease value amortization	(1,223)	(1,365)	(5,017)	(4,697)	(746)	(833)	(3,060)	(2,865)
Minus: recurring capital expenditures	(893)	(1,045)	(7,149)	(3,182)	(545)	(637)	(4,361)	(1,940)
Minus: principal amortization	(4,425)	(5,479)	(19,508)	(18,069)	(2,699)	(3,342)	(11,900)	(11,022)
CAD	$ (1,595)	$ (2,589)	$ (12,195)	$ 5,288	$ (973)	$ (1,582)	$ (7,437)	$ 3,228
Net loss	$ (26,042)	$ (27,455)	$ (107,171)	$ (154,018)	$ (15,886)	$ (16,750)	$ (65,373)	$ (93,950)
Plus: interest expense	29,937	28,670	117,583	151,830	18,262	17,489	71,726	92,616
Plus: income tax expense (benefit)	3	(40)	76	26	2	(24)	46	16
Plus: depreciation and amortization	26,831	28,630	108,751	98,485	16,367	17,464	66,339	60,076
EBITDA	30,729	29,805	119,239	96,323	18,745	18,179	72,738	58,758
Plus: loss on sale of real estate	–	–	974	–	–	–	594	–
EBITDA*re*	30,729	29,805	120,213	96,323	18,745	18,179	73,332	58,758
Plus: loss on early extinguishment of debt	–	–	359	–	–	–	219	–
Adjusted EBITDA*re*	$ 30,729	$ 29,805	$ 120,572	$ 96,323	$ 18,745	$ 18,179	$ 73,551	$ 58,758

(1) Amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) See page 36 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


Holland

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Q4 2023 25

Unconsolidated Joint Venture - The Industrial Fund REIT LLC [1]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of December 31, 2023

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 115,360

	Three Months Ended December 31,		Year Ended December 31,	
	2023	2022	2023	2022
Rental income	$ 17,845	$ 17,031	$ 70,178	$ 67,775
Real estate taxes	2,559	2,570	10,173	9,846
Other operating expenses	2,176	2,319	8,098	8,777
Depreciation and amortization	7,946	8,244	32,117	33,186
General and administrative	910	1,118	3,704	3,947
Total expenses	13,591	14,251	54,092	55,756
Interest and other income	148	34	559	22
Interest expense	(6,152)	(5,164)	(22,479)	(16,064)
Loss before income tax expense	(1,750)	(2,350)	(5,834)	(4,023)
Income tax expense	16	(11)	2	(42)
Net loss	$ (1,734)	$ (2,361)	$ (5,832)	$ (4,065)
Distributions received [2]	$ 2,530	$ 21,781	$ 9,900	$ 25,742

Secured Debt	Interest Rate	Maturity Date	Principal Balance
Mortgage notes payable (secured by one property in Florida) [3]	6.96%	11/1/2028	$ 65,000
Mortgage notes payable (secured by six properties in four states) [4]	5.30%	10/1/2027	123,700
Mortgage notes payable (secured by 11 properties in eight states) [3]	3.33%	11/7/2029	350,000
Weighted average / total	4.22%		$ 538,700

(1) Amounts shown in the income statement and secured debt table reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof.

(2) Represents ILPT's distributions from this joint venture, including distributions of proceeds from this joint venture's financing activities.

(3) The mortgage notes payable require interest only payments until their respective maturity dates.

(4) The $123,700 interest only floating rate loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80% through October 1, 2027. The Industrial Fund REIT LLC has purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.



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Q4 2023 26

27Q4 2023RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is included in 117 market indices and comprises more than 1% of the following indices as of December 31, 2023: Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC), Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV) and ML INDUSTRIAL REITS (MLDIIREI).

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of December 31, 2023, RMR had over $41 billion in assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

JMP Securities
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q4 2023 28

29Q4 2023RETURN TO TABLE OF CONTENTS Governance Information Board of Trustees Bruce M. Gans Lisa Harris Jones Matthew P. Jordan Lead Independent Trustee Independent Trustee Managing Trustee Joseph L. Morea Kevin C. Phelan Adam D. Portnoy Independent Trustee Independent Trustee Chair of the Board & Managing Trustee June S. Youngs Independent Trustee Executive Officers Yael Duffy Tiffany R. Sy President and Chief Operating Officer Chief Financial Officer and Treasurer 27200 SW 127th Ave. Homestead, FL 237,756 Square Feet ILPT Ownership: 100%

Calculation and Reconciliation of NOI and Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 108,895	$ 110,142	$ 108,043	$ 110,258	$ 106,339	$ 437,338	$ 388,151
Real estate taxes	(13,560)	(14,926)	(15,100)	(16,467)	(14,164)	(60,053)	(50,624)
Other operating expenses	(10,448)	(9,907)	(8,519)	(9,318)	(8,577)	(38,192)	(30,855)
NOI	84,887	85,309	84,424	84,473	83,598	339,093	306,672
Non-cash straight line rent adjustments included in rental income	(3,068)	(3,414)	(3,355)	(3,762)	(3,368)	(13,599)	(11,538)
Lease value amortization included in rental income	(366)	(252)	(242)	(270)	(279)	(1,130)	(4,544)
Lease termination fees included in rental income	–	–	–	–	(20)	–	(50)
Cash Basis NOI	$ 81,453	$ 81,643	$ 80,827	$ 80,441	$ 79,931	$ 324,364	$ 290,540
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (41,402)	$ (36,191)	$ (36,580)	$ (35,546)	$ (41,759)	$ (149,719)	$ (286,841)
Equity in losses (earnings) of unconsolidated joint venture	6,521	(719)	(2,743)	(3,961)	(444)	(902)	(7,078)
Income tax (benefit) expense	(9)	51	45	17	(68)	104	45
Loss before income taxes and equity in earnings of unconsolidated joint venture	(34,890)	(36,859)	(39,278)	(39,490)	(42,271)	(150,517)	(293,874)
Loss on early extinguishment of debt	–	–	359	–	–	359	22,198
Loss on equity securities	–	–	–	–	–	–	5,758
(Gain) loss on sale of real estate	(2,684)	–	–	974	–	(1,710)	10
Interest expense	72,979	72,941	71,846	70,771	71,765	288,537	280,051
Interest and other income	(2,571)	(2,397)	(1,797)	(1,146)	(763)	(7,911)	(2,663)
(Recovery) loss on impairment of real estate [1]	(98)	–	254	–	–	156	100,747
Acquisition and other transaction related costs [2]	287	–	–	–	–	287	586
General and administrative	7,414	7,712	8,131	7,907	7,981	31,164	32,877
Depreciation and amortization	44,450	43,912	44,909	45,457	46,886	178,728	160,982
NOI	84,887	85,309	84,424	84,473	83,598	339,093	306,672
Non-cash straight line rent adjustments included in rental income	(3,068)	(3,414)	(3,355)	(3,762)	(3,368)	(13,599)	(11,538)
Lease value amortization included in rental income	(366)	(252)	(242)	(270)	(279)	(1,130)	(4,544)
Lease termination fees included in rental income	–	–	–	–	(20)	–	(50)
Cash Basis NOI	$ 81,453	$ 81,643	$ 80,827	$ 80,441	$ 79,931	$ 324,364	$ 290,540


11501 Wilkinson Drive
El Paso, TX
144,199 Square Feet
ILPT Ownership: 100%

(1) During the fourth quarter of 2023, ILPT reversed estimated selling costs for one property that was previously classified as held for sale and subsequently reclassified to held and used.

(2) Acquisition and other transaction related costs consist of costs related to potential acquisition and disposition activities that were not completed.

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Q4 2023 30

31Q4 2023RETURN TO TABLE OF CONTENTS Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI (dollars in thousands) For the Three Months Ended December 31, For the Year Ended December 31, 2023 2022 2023 2022 Reconciliation of NOI to Same Property NOI: Rental income $ 108,895 $ 106,339 $ 437,338 $ 388,151 Real estate taxes (13,560) (14,164) (60,053) (50,624) Other operating expenses (10,448) (8,577) (38,192) (30,855) NOI 84,887 83,598 339,093 306,672 Less: NOI of properties not included in same property results 23 (40) (164,360) (137,541) Same property NOI $ 84,910 $ 83,558 $ 174,733 $ 169,131 Calculation of Same Property Cash Basis NOI: Same property NOI $ 84,910 $ 83,558 $ 174,733 $ 169,131 Less: Non-cash straight line rent adjustments included in rental income (3,068) (3,368) (9,125) (6,961) Lease value amortization included in rental income (366) (279) (542) (4,172) Lease termination fees included in rental income — (20) — (50) Same property Cash Basis NOI $ 81,476 $ 79,891 $ 165,066 $ 157,948 1800 Union Airpark Blvd. Union, OH 1,791,246 Square Feet ILPT Ownership: 22%

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net loss	$ (41,402)	$ (36,191)	$ (36,580)	$ (35,546)	$ (41,759)	$ (149,719)	$ (286,841)
Plus: interest expense	72,979	72,941	71,846	70,771	71,765	288,537	280,051
Plus: income tax (benefit) expense	(9)	51	45	17	(68)	104	45
Plus: depreciation and amortization	44,450	43,912	44,909	45,457	46,886	178,728	160,982
EBITDA	76,018	80,713	80,220	80,699	76,824	317,650	154,237
(Recovery) loss on impairment of real estate [1]	(98)	–	254	–	–	156	100,747
(Gain) loss on sale of real estate	(2,684)	–	–	974	–	(1,710)	10
Equity in losses (earnings) of unconsolidated joint venture	6,521	(719)	(2,743)	(3,961)	(444)	(902)	(7,078)
Share of EBITDAre from unconsolidated joint venture	2,717	2,724	2,674	2,613	2,432	10,728	9,949
Loss on equity securities	–	–	–	–	–	–	5,758
EBITDAre	82,474	82,718	80,405	80,325	78,812	325,922	263,623
Plus: acquisition and other transaction related costs [2]	287	–	–	–	–	287	586
Plus: general and administrative expense paid in common shares [3]	311	476	567	387	401	1,741	2,221
Plus: loss on early extinguishment of debt	–	–	359	–	–	359	22,198
Adjusted EBITDAre	$ 83,072	$ 83,194	$ 81,331	$ 80,712	$ 79,213	$ 328,309	$ 288,628

(1) During the fourth quarter of 2023, ILPT reversed estimated selling costs for one property that was previously classified as held for sale and subsequently reclassified to held and used.

(2) Acquisition and other transaction related costs consist of costs related to potential acquisition and disposition activities that were not completed.

(3) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.

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Q4 2023 32

Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net loss attributable to common shareholders	$ (31,240)	$ (26,112)	$ (25,828)	$ (24,809)	$ (31,043)	$ (107,989)	$ (226,723)
Equity in earnings of unconsolidated joint venture	6,521	(719)	(2,743)	(3,961)	(444)	(902)	(7,078)
Loss on equity securities	–	–	–	–	–	–	5,758
(Gain) loss on sale of real estate	(2,684)	–	–	974	–	(1,710)	10
(Recovery) loss on impairment of real estate [1]	(98)	–	254	–	–	156	100,747
Depreciation and amortization	44,450	43,912	44,909	45,457	46,886	178,728	160,982
Share of FFO from unconsolidated joint venture	1,367	1,446	1,502	1,468	1,291	5,783	6,406
FFO adjustments attributable to noncontrolling interest	(10,517)	(10,582)	(10,719)	(11,213)	(11,250)	(43,031)	(38,695)
FFO attributable to common shareholders	7,799	7,945	7,375	7,916	5,440	31,035	1,407
Loss on early extinguishment of debt	–	–	359	–	–	359	22,198
Acquisition, transaction related and certain other financing costs [2]	287	–	–	–	–	287	80,992
Normalized FFO adjustments attributable to noncontrolling interest	–	–	(140)	–	–	(140)	(28,379)
Normalized FFO attributable to common shareholders	$ 8,086	$ 7,945	$ 7,594	$ 7,916	$ 5,440	$ 31,541	$ 76,218

(1) During the fourth quarter of 2023, ILPT reversed estimated selling costs for one property that was previously classified as held for sale and subsequently reclassified to held and used.

(2) Acquisition, transaction related and certain other financing costs consist of costs related to potential acquisition and disposition activities that were not completed. In addition, certain debt issuance costs recognized as interest expense related to the then existing bridge loan facility and other transaction related costs expensed under GAAP were included for the year ended December 31, 2022.

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Q4 2023 33

Calculation of FFO, Normalized FFO and CAD (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Normalized FFO attributable to common shareholders	$ 8,086	$ 7,945	$ 7,594	$ 7,916	$ 5,440	$ 31,541	$ 76,218
Plus (minus): Non-cash interest expense	12,883	12,884	12,861	12,853	13,123	51,481	24,491
Non-cash revenues	(3,434)	(3,666)	(3,597)	(4,032)	(3,647)	(14,729)	(16,082)
General and administrative expense paid in common shares [1]	311	476	567	387	401	1,741	2,221
Recurring capital expenditures	(5,025)	(3,961)	(3,781)	(2,410)	(6,590)	(15,177)	(16,658)
Principal amortization	(4,425)	(4,385)	(5,168)	(5,530)	(5,479)	(19,508)	(18,069)
Share of Normalized FFO from unconsolidated joint venture	(1,367)	(1,446)	(1,502)	(1,468)	(1,291)	(5,783)	(6,406)
Distributions from unconsolidated joint venture	990	990	990	990	1,320	3,960	5,282
CAD adjustments attributable to noncontrolling interest	929	1,668	1,839	1,476	1,471	5,912	4,678
CAD attributable to common shareholders	$ 8,948	$ 10,505	$ 9,803	$ 10,182	$ 4,748	$ 39,438	$ 55,675
Weighted average common shares outstanding (basic and diluted)	65,551	65,488	65,369	65,309	65,307	65,430	65,248
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.48)	$ (0.40)	$ (0.40)	$ (0.38)	$ (0.48)	$ (1.65)	$ (3.47)
FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.11	$ 0.12	$ 0.08	$ 0.47	$ 0.02
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.08	$ 0.48	$ 1.17
CAD attributable to common shareholders	$ 0.14	$ 0.16	$ 0.15	$ 0.16	$ 0.07	$ 0.60	$ 0.85

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.



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Q4 2023 34

35Q4 2023RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes 18 properties, which are encumbered by $538.7 million of mortgage notes, owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 26 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, same property NOI, Cash Basis NOI and same property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net loss or net loss attributable to common shareholders as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown on page 30 and same property NOI and same property Cash Basis NOI as shown on page 31. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions from depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO and Normalized FFO Attributable to Common Shareholders: ILPT calculates funds from operations, or FFO, attributable to common shareholders and normalized funds from operations, or Normalized FFO, attributable to common shareholders as shown on page 33. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding recovery or loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of unconsolidated joint venture and loss on equity securities; (2) plus real estate depreciation and amortization of ILPT's properties and ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interest; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain non- recurring items shown on page 33, including adjustments for such items related to the unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, ILPT's dividend yield compared to the dividend yields of other industrial REITs, ILPT's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

36Q4 2023RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Cash Available for Distribution: ILPT calculates cash available for distribution, or CAD, as shown on page 34. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, less CAD adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does. EBITDA, EBITDAre and Adjusted EBITDAre: ILPT calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 32. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in losses or earnings of unconsolidated joint venture, recovery or loss on impairment of real estate, loss on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown on page 32. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does. Pro-Rata Operating Information of Consolidated Joint Venture: ILPT believes this financial presentation of its joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's consolidated financial statements in accordance with GAAP. Certain Definitions: Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. GAAP - GAAP refers to U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any.

37Q4 2023RETURN TO TABLE OF CONTENTS ILPT Ownership - References to ILPT's percentage ownership of properties owned by its joint ventures reflect ILPT's ownership percentage of the joint venture. ILPT Wholly Owned Properties - ILPT Wholly Owned Properties is comprised of 316 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, HI, or the Hawaii Portfolio, and 90 properties containing approximately 22.2 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Leased square feet - Leased square feet is pursuant to existing leases as of December 31, 2023, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and restricted cash. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts premiums, issuance costs and interest rate caps. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended December 31, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of December 31, 2023 and that it owned continuously since October 1, 2022, and exclude properties owned by an unconsolidated joint venture. For the year ended December 31, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of December 31, 2023 and that it owned continuously since January 1, 2022, and exclude properties owned by an unconsolidated joint venture. SOFR - SOFR is the secured overnight financing rate. Square feet - Subject to modest adjustments when space is remeasured or reconfigured for new tenants or when land leases are converted to building leases. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

38Q4 2023RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT's organic cash flow growth, and its potential positive impact on earnings, including through mark-to-market opportunities, tenant retention and operating expense reductions; opportunities to reduce leverage and build liquidity; quality and retention of ILPT’s tenants; debt maturities; an implied assumption that ILPT and/or Mountain JV will exercise their options to extend the maturity date of their respective loans; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties in Hawaii; ILPT’s ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to purchase cost effective interest rate caps; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to maintain sufficient liquidity; non-performance by the counterparties to its interest rate caps and the costs for renewing or replacing the interest rate caps; demand for industrial and logistics properties; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, emerging technologies volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization; ILPT's ability to maintain high occupancy at its properties; ILPT's tenant and geographic concentrations; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of its leases by its tenants; whether the industrial and logistics sector and the extent to which ILPT’s tenants’ businesses are critical to sustaining a resilient supply chain and that ILPT’s business will benefit as a result; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices it targets; ILPT’s ability to complete sales without delay, or at all, at existing agreement terms; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; ILPT’s expected capital expenditures and leasing costs, as well as risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits, ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures and to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; ILPT's ability to acquire properties that realize its targeted returns; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks or continuation of pandemics or other public health safety events or conditions, war or other hostilities, supply chain disruptions, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.